UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2017

VNUE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53462	98-0543851
(State of Incorporation)	(Commission File No.)	(Tax ID No.)

104 W. 29th Street 11th Floor, New York, NY 10001

(Address of principal executive offices)

Registrant's Telephone Number, including area code: (857) 777-6190

______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)).

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On October 16, 2017, the Company entered into an agreement with PledgeMusic, Inc., whereby VNUE will acquire the assets of the digital live music distribution platform Set.fm from PledgeMusic. Additionally, VNUE will offer PledgeMusic North America’s full suite of music business tools allowing artists to sell music, merchandise and live experiences directly to fans, enhancing VNUE clients’ revenue opportunities on a shared revue basis.

Set.fm is a DIY platform that makes it easy for artists to record and sell their live shows directly to fans’ mobile devices, uploading simultaneously with their performance. The platform, which also features an innovative and easy-to-use studio app, already boasts thousands of artists and tens of thousands of fans using it. VNUE plans to update and improve the existing platform for indie artists and their fans, and to implement pro features for artists that VNUE and its affiliate DiscLive produce.

PledgeMusic has a growing base of 3 million music fans directly engaging with the artists they love. The platform has launched more than 50,000 campaigns across a wide range of artists with inventive ways to connect with those fans, creating newfound revenue and strategic marketing and engagement opportunities.

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure

On October 17, 2017 VNUE, Inc. issued a press release regarding the agreement with PledgeMusic and the acquisition of Set.fm. The press release is attached to this Report as Exhibit 99.1.

By filing this Current Report on Form 8-K and furnishing the information contained herein, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD. The information contained in the Slides is summary information that is intended to be considered in the context of the Company's Securities and Exchange Commission ("SEC") filings and other public announcements that the Company may make, by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the information contained in this Current Report on Form 8-K, although it may do so from time to time as its management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release issued October 17, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VNUE, Inc.

Date: October 17, 2017	By:	/s/ Zach Bair
Zach Bair, CEO

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